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                        SECURITIES & EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   =========

                                    FORM 8-K

               Current Report Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934


      Date of report (date of earliest event reported): September 23, 1997

                         CANDLEWOOD HOTEL COMPANY, INC.
               (Exact name of Registrant as specified in charter)

     DELAWARE                             0-12708                       48-1188025
(State or other jurisdiction of       (Commission File Number)           (I.R.S. Employer
    incorporation)                                                     (Identification Number)


 LAKEPOINT OFFICE PARK, 9342 EAST CENTRAL                                    67206
         WICHITA, KANSAS                                                   (Zip Code)

 (Address of principal executive offices)

       Registrant's telephone number, including area code: (316) 631-1300

                                      None
         (Former name or former address, if changed since last report)
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ITEM 5. OTHER EVENTS

        In two closings, on September 23, 1997 and October 3, 1997, Candlewood Hotel Company, Inc., a Delaware corporation (the "Company") completed a private placement (the "Private Placement") whereby the Company issued 65,000 shares of its Series A Cumulative Convertible Preferred Stock, par value $0.01 per share (the "Preferred Stock"), at a price of $1,000 per share. The Preferred Stock was issued pursuant to a Stock Purchase Agreement dated as of August 27, 1997 (the "Stock Purchase Agreement"). On September 23, 1997 the Company issued 25,000 shares of Preferred Stock and received proceeds of $25 million, and on October 3, 1997, the Company issued 40,000 shares of Preferred Stock and received proceeds of $40 million. The purchasers of the Preferred Stock (the "Purchasers") consisted of a group of institutional investors and individuals who are "accredited investors" within the meaning of Regulation D promulgated under the Securities Act of 1933, as amended (the "Act"). In connection with the Private Placement, the Company paid cash in the aggregate amount of $3,152,500 to Donaldson, Lufkin & Jenrette Securities Corporation and
Schroder & Co. Inc. as a placement fee. The Company intends to use the net proceeds of the Private Placement to support the Company's national expansion through the development of Company-owned Candlewood hotels and for general working capital purposes.

        The rights of the Purchasers as holders of the Preferred Stock are set forth in the Company's Certificate of Incorporation, as amended by the Certificate of Designations of Series A Cumulative Convertible Preferred Stock which was filed with the Secretary of State of Delaware on September 22, 1997. The financial terms of the financing were established on August 27, 1997, the commitment date. The holders of the Preferred Stock are entitled to a preferential quarterly dividend equal to 7.5% of the Stated Value (initially $1,000.00 per share, subject to adjustment), payable quarterly beginning on August 31, 1998. The Certificate of Designation provides for conversion of the Preferred Stock into Common Stock of the Company, upon the election of the holders, at a price of $9.50 per share of Common Stock, subject to certain anti-dilution adjustments (the "Conversion Price"). The Preferred Stock will automatically convert into Common Stock subsequent to August 31, 1999 at the then applicable Conversion Price if the Common Stock has traded for 20 consecutive days at not less than 200% of the Conversion Price and upon the effectiveness of a registration statement for an underwritten offering covering up to 50% of the shares of common stock issuable upon conversion of the then outstanding Preferred Stock. Holders of Preferred Stock have a liquidation preference equal to $1,000.00 per share (the "Liquidation Preference Price"). With certain limited exceptions, in the event of a change of control of the Company, the Company shall offer to purchase all of the outstanding shares of Preferred Stock at the greater of (i) 175% of the Stated Value or (ii) the Liquidation Preference Price. The Purchasers have agreed that they will forfeit their preferential rights if they are a member of a group which causes a change of control of the Company prior to August 27, 1999. The Company is required to redeem the Preferred Stock on August 31, 2004 for the Liquidation Preference Price and may redeem after August 31, 1999, at its election, for 200% of the Stated Value.

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        Holders of Preferred Stock have the right to vote with the Common Stock on an as-if-converted basis. Approval of the majority of the outstanding Preferred Stock will be required for any change in the Company's Restated Certificate of Incorporation which would (i) adversely affect the holders of the Preferred Stock; (ii) create any class or series of stock which is senior to or on parity with the Preferred Stock with respect to voting rights, dividends or liquidation preference or (iii) affect any redemption or repurchase of any capital stock of the Company junior to the Preferred Stock. The Certificate of Designation also provides the Holders of the Preferred Stock with protection from certain dilutive share issuances and other events.

        In connection with the Private Placement, the Company entered into a registration rights agreement. Pursuant to the terms of this agreement the holders of the Preferred Stock have certain rights in respect of (i) demand registrations with net offering proceeds exceeding $20,000,000 per demand registration, (ii) shelf registrations with net offering proceeds exceeding $2,500,000 per shelf registration, and (iii) "piggyback" registration rights in connection with certain public distributions.

        The Preferred Stock was issued pursuant to an exemption to the NASDAQ stockholder approval requirements. With the consent of the NASDAQ, the Company delivered written notice of the issuance of the Preferred Stock to its stockholders ten days prior to the second closing. In addition, holders of in excess of 50% of the Company's voting securities had previously entered into an agreement pursuant to which they agreed to vote in favor of the issuance of the Preferred Stock, if such stockholder approval was required by the NASDAQ.

        In accordance with the Stock Purchase Agreement, the Board of Directors voted on September 19, 1997 to amend the Bylaws so as to increase the size of the Board of Directors from seven to ten members. Three nominees selected by certain of the Purchasers have been elected as new Directors. The Purchasers of the Preferred Stock shall continue to be entitled to nominate three individuals to serve on the Company's Board of Directors. The Purchasers of the Preferred Stock, Doubletree Corporation and certain members of management have agreed to vote for each other's nominees for the Board of Directors pursuant to a Stockholders Agreement dated as of September 22, 1997.


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ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)     Exhibits

Exhibit Number          Description of Document
     4                  Certificate of Designations, Preferences and Relative,
                        Participating, Optional and Other Special Rights of
                        Preferred Stock and Qualifications, Limitations and
                        Restrictions Thereof of Series A Cumulative Convertible
                        Preferred Stock

    10.1                Stock Purchase Agreement

    10.2                Registration Rights Agreement

    10.3                Stockholders Agreement

    10.4a Press Release, dated July 23, 1997, announcing commencement of the offering

    10.4b Press Release, dated September 23, 1997, announcing completion of the first closing

    10.4c Press Release, dated October 6, 1997, announcing completion of the second closing

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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 7, 1997                  CANDLEWOOD HOTEL COMPANY, INC.



                                        By:    /s/  JACK P. DEBOER
                                               -------------------------------
                                        Name:  Jack P. DeBoer
                                        Title: Chief Executive Officer